Exhibit 99.1

Contact:

Jordan M. Copland

Executive Vice President and Chief Financial Officer

GSI Commerce, Inc.

(610) 491-7000

coplandj@gsicommerce.com

FOR IMMEDIATE RELEASE

GSI COMMERCE REPORTS SECOND QUARTER FISCAL 2003 RESULTS

KING OF PRUSSIA, PENNSYLVANIA, July 30, 2003—GSI COMMERCE, INC. (NASDAQ: GSIC), today announced financial results for its second fiscal quarter ended June 28, 2003.

Net revenue was $50.3 million in the second quarter of fiscal 2003, compared with net revenue of $33.1 million in the second quarter of fiscal 2002, an increase of 52.3%.

Net loss was $3.8 million in the second quarter of fiscal 2003, compared with net loss of $5.2 million in the second quarter of fiscal 2002. Net loss per share was $0.10 in the second quarter of fiscal 2003, compared with net loss per share of $0.13 in the second quarter of fiscal 2002.

EBITDA loss was $0.9 million in the second quarter of fiscal 2003, compared to EBITDA loss of $3.9 million in the second quarter of fiscal 2002. EBITDA represents earnings (or loss) before interest income/expense, taxes, depreciation and amortization and stock-based compensation. A reconciliation of EBITDA to net loss is contained later in this release.

“GSI Commerce reported excellent second quarter results and completed a strong first half of fiscal 2003. While GSI is clearly benefiting from the growth of e-commerce and the growth of business process outsourcing, our more than 50% increase in net revenue and more than 80% increase in net merchandise sales* in the second quarter as compared to the same period in the prior year demonstrates that we are delivering a compelling value proposition to our partners and executing at a high level. Based on the momentum in our business to date, we are raising our guidance for fiscal 2003 and we expect to achieve EBITDA and GAAP net income profitability in fiscal 2004,” said Michael Rubin, Chairman and CEO of GSI Commerce.

*Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI platform, whether or not GSI is the seller of the merchandise or records the full amount of such sales on its financial statements. A reconciliation of net merchandise sales to net revenue is contained later in this release.

Highlights Since March 28, 2003

•	Net merchandise sales increased 83.9%, including a 43.3% increase in sporting goods, a 97.1% decrease in Ashford and a 432.7% increase in other categories.

•	Sales and marketing, product development and general and administrative expenses, collectively, increased 8.5%, and declined, collectively, to 35.7% of net revenue from 50.1% of net revenue.

•	Stock-based compensation expense was $0.4 million in the quarter compared to a credit of $0.8 million in the year ago period, resulting in a $1.2 million or $0.03 per share non-cash negative swing in net loss.

•	Inventory declined to $20.3 million from $26.9 million a year ago and $25.1 million at the end of the first quarter of fiscal 2003.

•	GSI’s wholly owned subsidiary, Global-QVC Solutions, announced that they were selected by the Public Broadcasting Service (PBS) to develop and operate a new technology, customer service and fulfillment platform for its consumer and education products, including: the shopPBS.com Web site; the PBS Home Video catalog; on-air offers and business-to-business distribution.

•	GSI Commerce issued 1.65 million shares of GSI Commerce common stock to Interactive Technology Holdings, LLC (ITH), a joint venture company owned by Comcast Corporation and QVC, Inc. in exchange for warrants held by ITH to purchase 4.5 million shares of GSI Commerce common stock.

Financial Guidance

The following forward-looking statements reflect GSI Commerce’s expectations as of July 30, 2003. Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce, and various other risk factors discussed below, actual results may differ materially.

Fiscal 2003 Expectations

•	Net revenue is expected to be in the range of $223-$232 million.

•	Net merchandise sales is expected to be in the range of $264-$274 million.

•	Net loss is expected to be in the range of $12-$14 million.

•	EBITDA loss is expected to be in the range of $0-$2.5 million.

Fiscal Third Quarter 2003 Expectations

•	Net revenue is expected to be in the range of $42-$45 million.

•	Net merchandise sales is expected to be in the range of $48-$52 million.

•	Net loss is expected to be in the range of $5.5-$6.5 million.

•	EBITDA loss is expected to be in the range of $2.25-$3.0 million.

Fiscal Fourth Quarter 2003 Expectations

•	Net revenue is expected to be in the range of $82-$88 million.

•	Net merchandise sales is expected to be in the range of $107-$113 million.

•	Net income is expected to be in the range of $1.5-$3.0 million.

•	EBITDA is expected to be in the range of $4.5-$6 million.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and net merchandise sales. GSI Commerce uses EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense which may fluctuate materially due to fluctuations in the price of GSI Commerce’s common stock both on a quarterly basis and on an annual basis and does not consistently reflect GSI Commerce’s results from its core business activities. In addition, GSI Commerce uses net merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees, and business management costs such as marketing department staffing levels are related to the amount of sales made through GSI Commerce’s platform, whether or not GSI Commerce records the revenue from such sales. GSI Commerce believes that investors will have a more thorough understanding of its expense trends if they have visibility to both GAAP revenue as well as the non-GAAP financial measure net merchandise sales. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Second Quarter Conference Call

A conference call to discuss GSI Commerce’s second quarter 2003 financial results will be held at 4:45 p.m. EST on July 30, 2003. For access to the conference call, call 1-888-928-9510 by 4:30 p.m. EST. The password is “Commerce” and the leader’s name is “Michael Rubin.” A tape recording of the conference call will be available, starting one hour after completion of the call, until the end of business August 8, 2003. To access the recording, call 1-888-568-0531.

A live Webcast of the conference call will also be available at www.gsicommerce.com or www.streetevents.com. A replay of the Webcast will be available for a limited time.

About GSI Commerce, Inc.

GSI Commerce is a leading outsource solution provider for e-commerce. The company develops and operates e-commerce businesses for retailers, branded manufacturers, media companies, television networks and professional sports organizations. The GSI Commerce platform includes Web site design and development, e-commerce technology, customer service, fulfillment, merchandising, content development and management, and online and database marketing.

Forward-Looking Statements

All statements made in this release and to be made in GSI Commerce’s second quarter 2003 conference call, including those in the recordings and live audio of the call, other than statements of historical fact, are or will be forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “would”, “should”, “guidance”, “potential”, “continue”, “project”, “forecast”, “confident”, “prospects”, and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industry and markets in which the company operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the stock market and the industries in which GSI Commerce operates, changes affecting the Internet and e-commerce, the ability of the company to maintain relationships with strategic partners and suppliers, the ability of the company to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of the company to attract and retain qualified personnel, the ability of the company to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the Securities and Exchange Commission. GSI Commerce expressly disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by GSI Commerce.

# # #

GSI COMMERCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 28, 2002	June 28, 2003
ASSETS
Current assets:
Cash and cash equivalents	$61,004	$36,550
Short-term investments	2,280	1,389
Marketable securities	11,543	11,494
Accounts receivable, net of allowance of $1,533 and $1,338, respectively	3,974	3,602
Inventory	24,306	20,277
Prepaid expenses and other current assets	2,078	2,208

Total current assets	105,185	75,520
Property and equipment, net	48,669	45,482
Goodwill, net	13,453	13,453
Notes receivable	4,423	4,086
Other equity investments	2,159	2,159
Other assets, net of accumulated amortization of $1,250 and $1,751, respectively	13,684	13,164

Total assets	$187,573	$153,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,664	$12,133
Accrued expenses and other	20,283	13,124
Deferred revenue	15,025	16,857
Current portion—capital lease obligations	78	—

Total current liabilities	67,050	42,114
Commitments and contingencies
Stockholders’ equity:
Preferred stock, Series A, $0.01 par value, 5,000,000 shares authorized; 200 shares issued as mandatorily redeemable preferred stock as of December 28, 2002 and June 28, 2003, respectively; 0 shares outstanding as of December 28, 2002 and June 28, 2003, respectively	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized; 38,857,855 and 38,959,400 shares issued as of December 28, 2002 and June 28, 2003, respectively; 38,783,645 and 38,885,190 shares outstanding as of December 28, 2002 and June 28, 2003, respectively	389	390
Additional paid in capital	285,625	286,133
Accumulated other comprehensive income	57	35
Accumulated deficit	(165,547)	(174,807)

	120,524	111,751
Less: Treasury stock, at par	1	1

Total stockholders’ equity	120,523	111,750

Total liabilities and stockholders’ equity	$187,573	$153,864

GSI COMMERCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2002	June 28, 2003	June 29, 2002	June 28, 2003
Revenues:
Net revenues from product sales	$28,293	$45,722	$57,943	$89,895
Service fee revenues	4,776	4,626	7,051	9,332

Net revenues	33,069	50,348	64,994	99,227
Cost of revenues from product sales	20,399	33,307	40,754	65,160

Gross profit	12,670	17,041	24,240	34,067

Operating expenses:
Sales and marketing, exclusive of $(251), $279, $1 and $508 reported below as stock-based compensation, respectively	9,743	10,825	18,935	23,546
Product development, exclusive of $(118), $0, $(44) and $0 reported below as stock-based compensation, respectively	3,067	3,688	5,403	7,693
General and administrative, exclusive of $(381), $125, $(175) and $184 reported below as stock-based compensation, respectively	3,747	3,457	7,049	6,635
Stock-based compensation	(750)	404	(218)	692
Depreciation and amortization	2,272	2,734	4,107	5,432

Total operating expenses	18,079	21,108	35,276	43,998

Other (income) expense:
Interest expense	130	—	262	—
Interest income	(372)	(290)	(826)	(671)

Total other (income) expense	(242)	(290)	(564)	(671)

Net loss	$(5,167)	$(3,777)	$(10,472)	$(9,260)

Losses per share—basic and diluted:
Net loss	$(0.13)	$(0.10)	$(0.27)	$(0.24)

Weighted average shares outstanding:
basic and diluted	38,674	38,838	38,362	38,811

GSI COMMERCE, INC. AND SUBSIDIARIES

EBITDA AND RECONCILIATION TO GAAP RESULTS

(in thousands, expect per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2002	June 28, 2003	June 29, 2002	June 28, 2003
EBITDA:
Net loss excluding interest income and expense taxes and charges for stock-based compensation and depreciation and amortization	$(3,887)	$(929)	$(7,147)	$(3,807)

Net loss excluding interest income and expense taxes and charges for stock-based compensation and depreciation and amortization, per share:
basic and diluted	$(0.10)	$(0.02)	$(0.19)	$(0.10)

Reconciliation of EBITDA to GAAP results:
EBITDA	$(3,887)	$(929)	$(7,147)	$(3,807)
Interest expense	130	—	262	—
Interest income	(372)	(290)	(826)	(671)
Taxes	—	—	—	—
Stock-based compensation	(750)	404	(218)	692
Depreciation and amortization	2,272	2,734	4,107	5,432

Net loss	$(5,167)	$(3,777)	$(10,472)	$(9,260)

GSI COMMERCE, INC. AND SUBSIDIARIES

NET MERCHANDISE SALES(1) AND RECONCILIATION TO GAAP RESULTS

(dollars in thousands)

(unaudited)

	Three Months Ended		Variance
	June 29, 2002	June 28, 2003	Amount	%
Net merchandise sales(1)—(a non-GAAP financial measure):
Category:
Sporting goods	$18,843	$27,011	$8,168	43%
Ashford	5,775	167	(5,608)	-97%
Other	5,192	27,657	22,465	433%

Total net merchandise sales(1)—(a non-GAAP financial measure)	$29,810	$54,835	$25,025	84%

Net revenues—(GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$18,843	$27,011	$8,168	43%
Ashford	5,775	167	(5,608)	-97%
Other	3,675	18,544	14,869	405%

Total net revenues from product sales	28,293	45,722	17,429	62%
Service fee revenues	4,776	4,626	(150)	-3%

Total net revenues—(GAAP basis)	$33,069	$50,348	$17,279	52%

Reconciliation of net merchandise sales(1) to net revenues:
Net merchandise sales(1)—(a non-GAAP financial measure):
Category:
Sporting goods	$18,843	$27,011	$8,168	43%
Ashford	5,775	167	(5,608)	-97%
Other	5,192	27,657	22,465	433%

Total net merchandise sales(1)—(a non-GAAP financial measure)	29,810	54,835	25,025	84%
Less:
Sales by partners(2):
Category:
Sporting goods	—	—	—	—
Ashford	—	—	—	—
Other	(1,517)	(9,113)	(7,596)	501%

Total sales by partners(2)	(1,517)	(9,113)	(7,596)	501%
Add:
Service fee revenues	4,776	4,626	(150)	-3%

Net revenues—(GAAP basis)	$33,069	$50,348	$17,279	52%

(1)	Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI platform, whether or not GSI is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)	Represents the retail value of all product sales through the GSI platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES

NET MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS

(dollars in thousands)

(unaudited)

	Six Months Ended			Variance
	June 29, 2002		June 28, 2003	Amount	%
Net merchandise sales(1)—(a non-GAAP financial measure):
Category:
Sporting goods	$45,966	(3)	$51,418	$5,452	12%
Ashford	7,379		902	(6,477)	-88%
Other	7,718		56,691	48,973	635%

Total net merchandise sales(1)—(a non-GAAP financial measure)	$61,063		$109,011	$47,948	79%

Net revenues—(GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$45,966	(3)	$51,418	$5,452	12%
Ashford	7,379		902	(6,477)	-88%
Other	4,598		37,575	32,977	717%

Total net revenues from product sales	57,943		89,895	31,952	55%
Service fee revenues	7,051		9,332	2,281	32%

Total net revenues—(GAAP basis)	$64,994		$99,227	$34,233	53%

Reconciliation of net merchandise sales(1) to net revenues:
Net merchandise sales(1)—(a non-GAAP financial measure):
Category:
Sporting goods	$45,966	(3)	$51,418	$5,452	12%
Ashford	7,379		902	(6,477)	-88%
Other	7,718		56,691	48,973	635%

Total net merchandise sales(1)—(a non-GAAP financial measure)	61,063		109,011	47,948	79%
Less:
Sales by partners(2):
Category:
Sporting goods	—		—	—	—
Ashford	—		—	—	—
Other	(3,120)		(19,116)	(15,996)	513%

Total sales by partners(2)	(3,120)		(19,116)	(15,996)	513%
Add:
Service fee revenues	7,051		9,332	2,281	32%

Net revenues—(GAAP basis)	$64,994		$99,227	$34,233	53%

(1)	Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI platform, whether or not GSI is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)	Represents the retail value of all product sales through the GSI platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI records service fee revenues on these sales.

(3)	Includes $8.3 million from sales of one of GSI’s partner’s products sold primarily through its direct response television campaigns in addition to Web site and toll-free number sales.